The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         Subject to Completion, Pricing Supplement dated March 20, 2001

PROSPECTUS Dated January 24, 2001                   Pricing Supplement No. 14 to
PROSPECTUS SUPPLEMENT                       Registration Statement No. 333-47576
Dated January 24, 2001                                           Dated    , 2001
                                                                  Rule 424(b)(3)

                                  $25,000,000
                        Morgan Stanley Dean Witter & Co.
                          MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                            -----------------------

                            PERKS due April 30, 2004
                   Mandatorily Exchangeable for Shares of the
                           Common Stock of AMGEN INC.
                 Performance Equity Return linKed SecuritiesSM
                                  ("PERKSSM")

The PERKS do not guarantee any return of principal at maturity. Instead, the PERKS will pay at maturity a number of shares of Amgen Inc. common stock, subject to a multiplier that protects your investment from a decline of up to 25% in the market price of Amgen common stock and limits your return to a rise in the market price of Amgen common stock of no more than %.

o The issue price of each PERKS is $ , which is equal to the market price of Amgen common stock on , 2001, the day we offer the PERKS for initial sale to the public, which we refer to as the initial market price, multiplied by the exchange factor. The initial exchange factor is .5 and is subject to adjustment for certain corporate events in respect of Amgen Inc.

o At maturity you will receive for each PERKS a number of shares of Amgen common stock equal to the exchange factor times the multiplier. If the final market price of Amgen common stock at maturity is equal to or greater than the initial market price and less than or equal to $ , the multiplier will be 100%. If the final market price of Amgen common stock at maturity is greater than $ , the multiplier will equal $ divided by the final market price. If the final market price of Amgen common stock at maturity is less than the initial market price, the multiplier will equal the initial market price divided by the final market price, provided that the multiplier will not exceed 133.34%.

o    We will not pay interest on the PERKS.

o Amgen Inc. is not involved in this offering of PERKS in any way and will have no obligation of any kind with respect to the PERKS.

o We will apply to list the PERKS to trade under the proposed symbol "PKA" on the American Stock Exchange LLC, subject to meeting its listing requirements.

Investing in PERKS is not equivalent to investing in Amgen common stock. You should read the more detailed description of the PERKS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of PERKS."

The PERKS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                             -----------------------
                            PRICE $         PER PERKS
                             -----------------------


                                             Agent's     Proceeds to the
                       Price to Public    Commissions       Company
                       ---------------    -----------       -------
Per PERKS.............. $                 $                 $
Total.................. $                 $                 $

If you purchase at least 100,000 PERKS in any single transaction and you comply with the holding period requirement described under "Supplemental Information Concerning Plan of Distribution" in this pricing supplement, the price will be $ per PERKS (98% of the issue price). In that case, the agent's commissions will be $ per PERKS.

MORGAN STANLEY DEAN WITTER
        A.G. EDWARDS & SONS, INC.
                    PRUDENTIAL SECURITIES
                                    ADVEST, INC.
                                              LEGG MASON WOOD WALKER
                                                   INCORPORATED
                                                       McDONALD INVESTMENTS INC.

                      (This page intentionally left blank)

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PERKS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PERKS offered are medium-term debt securities of Morgan Stanley Dean Witter & Co. The return on the PERKS is linked to the performance of Amgen Inc. common stock, which we refer to as Amgen Stock. Unlike ordinary debt securities, the PERKS do not guarantee any return of their principal amount at maturity. Instead, the PERKS pay a number of shares of Amgen Stock at maturity equal to the exchange factor, subject to a multiplier that protects your investment from a decline of up to 25% in the market price of Amgen Stock and limits your return to a rise in the market price of Amgen Stock of no more than % . We may not redeem the PERKS prior to maturity.

     "Performance Equity Return linKed Securities" and "PERKS" are our service marks.


Each PERKS                 We, Morgan Stanley Dean Witter & Co., are offering
costs $                    Performance Equity Return linKed SecuritiesSM due
                           April 30, 2004, which we refer to as the PERKSSM. The
                           issue price of each PERKS is $   , which is equal to
                           the market price of Amgen Stock on the day we offer the PERKS for initial sale to the public, which we refer to as the initial market price, multiplied by the exchange factor.

No guaranteed return       Unlike ordinary debt securities, the PERKS do not
of principal               guarantee any return of principal at maturity.
                           Instead, the PERKS will pay an amount of Amgen Stock equal to the exchange factor times the multiplier.
                           The initial exchange factor is .5 and will be adjusted for certain corporate events in respect of Amgen. If the final market price of Amgen Stock is equal to or greater than the initial market price of Amgen Stock and less than or equal to $ , which we refer to as the appreciation limit, the multiplier will be 100%. If the final market price is greater than the appreciation limit, the multiplier will equal the appreciation limit divided by the final market price. If the final market price is less than the initial market price, the multiplier will equal the initial market price divided by the final market price, provided that the multiplier will not exceed
                           133.34%. Investing in PERKS is not equivalent to investing in Amgen Stock.

Your appreciation          The appreciation potential of each PERKS is limited
potential is capped        by the appreciation limit. The maximum you can
                           receive at maturity is Amgen Stock worth $      per
                           PERKS.

Payout at maturity         At maturity, for each PERKS you hold, we will
                           give to you a number of shares of Amgen Stock equal to the exchange factor times the multiplier.

                           If the final market price is equal to or greater than the initial market price and less than or equal to the appreciation limit, the multiplier will be 100% and the amount of Amgen Stock that you will receive per PERKS will be calculated as follows:

                                Payout at Maturity = Exchange Factor

                           If the final market price is greater than the appreciation limit, the amount of Amgen Stock that you will receive per PERKS will be calculated as follows:

                           Payout at Maturity = Exchange Factor * Multiplier

                           where the Multiplier is equal to:

                                Appreciation Limit
                                ------------------
                                Final Market Price

                           If the final market price is less than the initial market price, the amount of Amgen Stock that you will receive per PERKS will be calculated as follows:

                           Payout at Maturity = Exchange Factor * Multiplier

                           where the Multiplier is equal to:

                                Initial Market Price
                                --------------------
                                 Final Market Price

                           provided that in no event will the Multiplier exceed 133.34%.

                           On the next page, we have provided a table and graph titled "Hypothetical Payouts on the PERKS." The table and graph illustrate the performance of the PERKS at maturity under a variety of hypothetical final market price scenarios. You should examine the table and graph for examples of how the payout on the PERKS could be affected under these or other potential final market price scenarios. The table and graph do not show every situation that may occur.

                           You can review the prices of Amgen Stock for the last three years in the "Historical Information" section of this pricing supplement.

MS & Co. will be the       We have appointed our affiliate Morgan Stanley & Co.
calculation agent          Incorporated, which we refer to as MS & Co., to act
                           as calculation agent for The Chase Manhattan Bank, the trustee for our senior notes. As calculation agent, MS & Co. will determine the final market price and the multiplier for the PERKS at maturity and calculate the payout at maturity.

No affiliation with        Amgen Inc. is not an affiliate of ours and is not
Amgen Inc.                 involved with this offering in any way. The
                           obligations represented by the PERKS are obligations of Morgan Stanley Dean Witter & Co. and not of Amgen.

Where you can find         The PERKS are senior notes issued as part of our
more information           Series C medium-term note program. You can find a
on the PERKS               general description of our Series C medium-term note
                           program in the accompanying prospectus supplement dated January 24, 2001. We describe the basic features of this type of note in the sections called
                           "Description of Notes--Fixed Rate Notes" and
                           "--Exchangeable Notes."

                           For a detailed description of terms of the PERKS including the specific mechanics and timing of the payout determinations, you should read the "Description of PERKS" section in this pricing supplement. You should also read about some of the risks involved in investing in PERKS in the section called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PERKS may differ from that of investments in ordinary debt securities or common stock. We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PERKS.

How to reach us            You may contact your local Morgan Stanley Dean Witter
                           branch office or our principal executive offices at 1585 Broadway, New York, New York, 10036 (telephone number (212) 761-4000).

                       HYPOTHETICAL PAYOUTS ON THE PERKS

     The following table and graph illustrate, for a range of hypothetical Final Market Prices, the amount of Amgen Stock you will receive at maturity for each PERKS. The table and graph assume an Issue Price of $30, an Initial Market Price of $60, an Exchange Factor of .5, a maximum Multiplier of 133.34% and an Appreciation Limit of $120.


                                 [GRAPHIC-OMITTED]
[Graphic indicating payout at maturity against varying final market values with indicator arrows pointing at the maximum protection threshold, issue price and maximum payout points.]


                          Market
  Final       Initial      Price                                        Value of
  Market      Market      Percent                Exchange  Issue Price Payout at
  Price        Price       Change     Multiplier  Factor    of PERKS   Maturity
  -----        -----       ------     ----------  ------    --------   --------
   $150         $60        150%         80.00%     .5          $30      $60.00
   $145         $60        142%         82.76%     .5          $30      $60.00
   $140         $60        133%         85.71%     .5          $30      $60.00
   $135         $60        125%         88.89%     .5          $30      $60.00
   $130         $60        117%         92.31%     .5          $30      $60.00
   $125         $60        108%         96.00%     .5          $30      $60.00
   $120         $60        100%        100.00%     .5          $30      $60.00
   $115         $60         92%        100.00%     .5          $30      $57.50
   $110         $60         83%        100.00%     .5          $30      $55.00
   $105         $60         75%        100.00%     .5          $30      $52.50
   $100         $60         67%        100.00%     .5          $30      $50.00
    $95         $60         58%        100.00%     .5          $30      $47.50
    $90         $60         50%        100.00%     .5          $30      $45.00
    $85         $60         42%        100.00%     .5          $30      $42.50
    $80         $60         33%        100.00%     .5          $30      $40.00
    $75         $60         25%        100.00%     .5          $30      $37.50
    $70         $60         17%        100.00%     .5          $30      $35.00
    $65         $60         8%         100.00%     .5          $30      $32.50
    $60         $60         0%         100.00%     .5          $30      $30.00
    $55         $60         -8%        109.10%     .5          $30      $30.00
    $50         $60        -17%        120.00%     .5          $30      $30.00
    $45         $60        -25%        133.34%     .5          $30      $30.00
    $40         $60        -33%        133.34%     .5          $30      $26.67
    $35         $60        -42%        133.34%     .5          $30      $23.33
    $30         $60        -50%        133.34%     .5          $30      $20.00
    $25         $60        -58%        133.34%     .5          $30      $16.67
    $20         $60        -67%        133.34%     .5          $30      $13.33
    $15         $60        -75%        133.34%     .5          $30      $10.00
    $10         $60        -83%        133.34%     .5          $30       $6.67
    $5          $60        -92%        133.34%     .5          $30       $3.33
    $0          $60        -100%       133.34%     .5          $30        $0

                                  RISK FACTORS

     The PERKS are not secured debt and are riskier than ordinary debt securities. The payout you receive at maturity is linked to the performance of Amgen Stock, and the PERKS do not guarantee any return of principal. Investing in PERKS is not equivalent to investing directly in Amgen Stock. To the extent that the final market price of Amgen Stock at maturity is less than 75% of the initial market price of Amgen Stock, you will receive less than your initial investment. This section describes the most significant risks relating to the PERKS. You should carefully consider whether the PERKS are suited to your particular circumstances before you decide to purchase them.


PERKS Are Not               The PERKS combine features of equity and debt. The
Ordinary Senior             terms of the PERKS differ from those of ordinary
Notes -- No Guaranteed      debt securities in that we will not pay you a fixed
Return of Principal         amount at maturity. Our payout to you at maturity
                            will be a number of shares of Amgen Stock based on the final market price of Amgen Stock at maturity, subject to amultiplier that protects your investment from a decline of up to 25% in the market price of Amgen Stock and limits your return to a rise in the market price of Amgen Stock of no more than %. If the final market price of Amgen Stock at maturity is less than (75% of the initial market price), we will pay to you an amount of Amgen Stock with a value less than the issue price of the PERKS. Further, in the event the market price of Amgen Stock were to decline substantially more than 25%, you could see a substantial or complete loss of your investment. See
                            "Hypothetical Payouts on the PERKS" above.

Your Appreciation           The $    issue price of one PERKS is equal to the
Potential Is Limited        market price of Amgen Stock on the day we priced
                            this offer of PERKS multiplied by the exchange
                            factor. The maximum you can receive at maturity is
                            Amgen Stock worth $   per PERKS or   % of the issue
                            price. As a result, you will not share in any
                            appreciation of Amgen Stock above   % of the market
                            price of Amgen Stock on the day we offer the PERKS for initial sale to the public. See "Hypothetical
                            Payouts on the PERKS" above.


                            The final market price of Amgen Stock at maturity and the multiplier will be determined on April 26, 2004 (subject to any market disruption), which is four trading days prior to maturity of the PERKS. If the price of Amgen Stock is lower on the actual maturity date than it was on April 26, 2004, the value of any Amgen Stock you receive will be less. Under no circumstances will you receive an amount of Amgen Stock for each PERKS worth more than $ as of April 26, 2004.

Secondary Trading           There may be little or no secondary market for the
May Be Limited              PERKS. Although we will apply to list the PERKS on
                            the American Stock Exchange LLC, which we refer to as the AMEX, we may not meet the requirements for listing. Even if there is a secondary market, it may not provide significant liquidity. MS & Co.
                            currently intends to act as a market maker for PERKS but is not required to do so.

Market Price of the         Several factors, many of which are beyond our
PERKS Influenced by         control, will influence the value of the PERKS. We
Many Unpredictable          expect that generally the market price of Amgen
Factors                     Stock on any day will affect the value of the PERKS
                            more than any other single factor. Other factors that may influence the value of the PERKS include:

                            o the volatility (frequency and magnitude of changes in price) of Amgen Stock

                            o economic, financial, political, regulatory or judicial events that affect stock markets generally and which may affect the market price of Amgen Stock

                            o    interest and yield rates in the market

                            o the time remaining to the maturity of the PERKS

                            o    the dividend rate on Amgen Stock

                            o    our creditworthiness

                            Some or all of these factors will influence the price you will receive if you sell your PERKS prior to maturity. For example, you may have to sell your PERKS at a discount from the issue price if the market price of Amgen Stock is less than the initial market price at the time you sell your PERKS. This discount may be substantial if the market price of Amgen Stock is substantially below the initial market price at the time you sell your PERKS.

                            You cannot predict the future performance of Amgen Stock based on its historical performance. The market price of Amgen Stock may decrease so that you will receive at maturity shares of Amgen Stock worth less than the issue price of the PERKS. We cannot guarantee that the market price of Amgen Stock will increase so that you will receive at maturity an amount in excess of the issue price of the PERKS or that the market price of Amgen Stock
                            will not increase beyond   % of the initial market
                            price. You will no longer share in the performance
                            of Amgen Stock at market prices above     %
                            of the initial market price.

No Affiliation with         We are not affiliated with Amgen Inc. Although we do
Amgen Inc.                  not have any non-public information about Amgen as
                            of the date of this pricing supplement, we or our subsidiaries may presently or from time to time engage in business with Amgen, including extending loans to, or making equity investments in, Amgen or providing advisory services to Amgen, including merger and acquisition advisory services. Moreover, we have no ability to control or predict the actions of Amgen, including any corporate actions of the type that would require the calculation agent to adjust the payout to you at maturity. Amgen is not involved in the offering of the PERKS in any way and has no obligation to consider your interest as an owner of PERKS in taking any corporate actions that might affect the value of your PERKS. None of the money you pay for the PERKS will go to Amgen.

You Have No                 As an owner of PERKS, you will not have voting
Shareholder Rights          rights or rights to receive dividends or other
                            distributions or any other rights with respect to Amgen Stock.

The Antidilution            MS & Co., as calculation agent, will adjust the
Adjustments We Are          amount payable at maturity for certain events
Required to Make Do         affecting Amgen Stock, such as stock splits and
Not Cover Every             stock dividends, and certain other corporate actions
Corporate Event that        involving Amgen, such as mergers. However, the
Can Affect Amgen            calculation agent is not required to make an
Stock                       adjustment for every corporate event that can affect
                            Amgen Stock. For example, the calculation agent is not required to make any adjustments if Amgen or anyone else makes a partial tender or partial exchange offer for Amgen Stock. If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the PERKS may be materially and adversely affected.

Our Hedging Activity        MS & Co. and its affiliates may carry out hedging
Could Adversely Affect      activities related to PERKS or to other instruments,
the Value of the PERKS      including trading in Amgen Stock as well as in other
                            instruments related to Amgen Stock. Any of these activities could adversely affect the market price of Amgen Stock and, accordingly, the value of the PERKS.

Because the                 You should also consider the tax consequences of
Characterization of the     investing in the PERKS. There is no statutory,
PERKS for Federal           judicial or administrative authority which directly
Income Tax Purposes is      addresses the characterization of the PERKS or
Uncertain, the Material     instruments similar to the PERKS for U.S. federal
Federal Income Tax          income tax purposes, and therefore significant
Consequences of an          aspects of the tax treatment of the PERKS are
Investment in the           uncertain. Pursuant to the terms of the PERKS, MSDW
PERKS Are Uncertain         and you agree to treat the PERKS as prepaid forward
                            contracts with respect to Amgen stock, as described in "Description of PERKS--United States Federal
                            Income Taxation--General." You will be required to characterize the PERKS for all tax purposes in this manner (absent an administrative determination or judicial ruling to the contrary) even if your tax advisor would otherwise adopt an alternative characterization. If the Internal Revenue Service
                            ("IRS") were successful in asserting an alternative characterization for the PERKS, the timing and character of income on the PERKS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the PERKS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section "Description of PERKS--United States
                            Federal Income Taxation" in this pricing supplement.

                              DESCRIPTION OF PERKS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PERKS" refers to each $ principal amount of our PERKS due April 30, 2004, Mandatorily Exchangeable For Shares of the Common Stock of Amgen Inc. In this pricing supplement, the terms "MSDW," "we," "us," and "our" refer to Morgan Stanley Dean Witter & Co.

Principal Amount............................     $25,000,000

Original Issue Date (Settlement Date).......             , 2001

Maturity Date...............................     April 30, 2004

Specified Currency..........................     U.S. Dollars

Issue Price.................................     $     per PERKS

CUSIP.......................................     61744Y645

Denominations...............................     $     and integral multiples
                                                 thereof

Initial Market Price........................     $

Final Market Price..........................     The Final Market Price means
                                                 the Market Price of one share
                                                 of Amgen Stock times the
                                                 product of (i) the Exchange
                                                 Factor and (ii) two, determined
                                                 as of the fourth scheduled
                                                 Trading Day prior to the
                                                 Maturity Date.

                                                 If a Market Disruption Event
                                                 occurs on the fourth scheduled
                                                 Trading Day prior to the
                                                 Maturity Date, the Final
                                                 Market Price will be
                                                 determined on the immediately
                                                 succeeding Trading Day during
                                                 which no Market Disruption
                                                 Event occurs; provided that
                                                 the Final Market Price will
                                                 not be determined on a date
                                                 later than the second
                                                 scheduled Trading Day
                                                 preceding the Maturity Date.

Appreciation Limit..........................     $

Multiplier..................................     The Multiplier will be based on
                                                 the Final Market Price, and
                                                 will be determined as follows:

                                                 If the Final Market Price is
                                                 equal to or greater than the
                                                 Initial Market Price and less
                                                 than or equal to the
                                                 Appreciation Limit:

                                                     Multiplier = 100%

                                                 If the Final Market Price is
                                                 greater than the Appreciation
                                                 Limit:

                                               Multiplier =   Appreciation Limit
                                                              ------------------
                                                              Final Market Price

                                                 If the Final Market Price is
                                                 less than the Initial Market
                                                 Price:

                                              Multiplier =  Initial Market Price
                                                            --------------------
                                                             Final Market Price

                                                 provided that in no event will
                                                 the Multiplier exceed 133.34%

Exchange at Maturity .......................     At maturity, upon delivery of
                                                 each PERKS to the Trustee, we
                                                 will pay for each PERKS a
                                                 number of shares of Amgen Stock
                                                 equal to the Exchange Factor
                                                 times the Multiplier.

                                                 All calculations with respect
                                                 to the Exchange Factor, Final
                                                 Market Price and the
                                                 Multiplier for the PERKS will
                                                 be rounded to the nearest one
                                                 hundred-thousandth, with five
                                                 one millionths rounded upwards
                                                 (e.g., .876545 would be
                                                 rounded to .87655), and all
                                                 dollar amounts related to
                                                 payouts at maturity resulting
                                                 from such calculations will be
                                                 rounded to the nearest cent
                                                 with one-half cent being
                                                 rounded upwards.

                                                 We shall, or shall cause the
                                                 Calculation Agent to, (i)
                                                 provide written notice to the
                                                 Trustee and to the Depositary,
                                                 on or prior to 10:30 a.m. on
                                                 the Trading Day immediately
                                                 prior to maturity of the
                                                 PERKS, of the payout to be
                                                 delivered with respect to each
                                                 PERKS and (ii) deliver such
                                                 shares of Amgen Stock to the
                                                 Trustee for delivery to the
                                                 holders.

No Fractional Shares .......................     Upon delivery of the PERKS to
                                                 the Trustee at maturity
                                                 (including as a result of
                                                 acceleration under the terms of
                                                 the senior indenture), we will
                                                 deliver the aggregate number of
                                                 shares of Amgen Stock due with
                                                 respect to all of such PERKS,
                                                 as described above, but we will
                                                 pay cash in lieu or delivering
                                                 any fractional share of Amgen
                                                 Stock in an amount equal to the
                                                 corresponding fractional Market
                                                 Price of such fraction of a
                                                 share of Amgen Stock as
                                                 determined by the Calculation
                                                 Agent as of the day on which
                                                 the Final Market Price is
                                                 determined.

Exchange Factor.............................     The Exchange Factor will be set
                                                 initially at .5, but will be
                                                 subject to adjustment upon the
                                                 occurrence of certain corporate
                                                 events affecting Amgen Stock
                                                 through and including the day
                                                 on which the Final Market Price
                                                 is determined. See
                                                 "--Antidilution Adjustments"
                                                 below.

Market Price................................     If Amgen Stock (or any other
                                                 security for which a Market
                                                 Price must be determined) is
                                                 listed on a national securities
                                                 exchange, is a security of the
                                                 Nasdaq National Market or is
                                                 included in the OTC Bulletin
                                                 Board Service ("OTC Bulletin
                                                 Board") operated by the
                                                 National Association of
                                                 Securities Dealers, Inc. (the
                                                 "NASD"), the Market Price for
                                                 one share of Amgen Stock (or
                                                 one unit of any such other
                                                 security) on any Trading Day
                                                 means (i) the last reported
                                                 sale price, regular way, of the
                                                 principal trading session on
                                                 such day on the principal
                                                 United States securities
                                                 exchange registered under the
                                                 Securities Exchange Act of
                                                 1934, as amended (the "Exchange
                                                 Act"), on which Amgen Stock (or
                                                 any such other security) is
                                                 listed or admitted to trading
                                                 or (ii) if not listed or
                                                 admitted to trading on
                                                 any such securities exchange
                                                 or if such last reported sale
                                                 price is not obtainable (even
                                                 if Amgen Stock (or any such
                                                 other security) is listed or
                                                 admitted to trading on such
                                                 securities exchange), the last
                                                 reported sale price of the
                                                 principal trading session on
                                                 the over-the- counter market
                                                 as reported on the Nasdaq
                                                 National Market or OTC
                                                 Bulletin Board on such day. If
                                                 the last reported sale price
                                                 of the principal trading
                                                 session is not available
                                                 pursuant to clause (i) or (ii)
                                                 of the preceding sentence
                                                 because of a Market Disruption
                                                 Event or otherwise, the Market
                                                 Price for any Trading Day
                                                 shall be the mean, as
                                                 determined by the Calculation
                                                 Agent, of the bid prices for
                                                 Amgen Stock (or any such other
                                                 security) obtained from as
                                                 many dealers in such stock,
                                                 but not exceeding three, as
                                                 will make such bid prices
                                                 available to the Calculation
                                                 Agent. Bids of MS & Co. or any
                                                 of its affiliates may be
                                                 included in the calculation of
                                                 such mean, but only to the
                                                 extent that any such bid is
                                                 the highest of the bids
                                                 obtained. A "security of the
                                                 Nasdaq National Market" shall
                                                 include a security included in
                                                 any successor to such system
                                                 and the term "OTC Bulletin
                                                 Board Service" shall include
                                                 any successor service thereto.

Trading Day.................................     A day, as determined by the
                                                 Calculation Agent, on which
                                                 trading is generally conducted
                                                 on the New York Stock Exchange,
                                                 Inc. ("NYSE"), the AMEX, the
                                                 Nasdaq National Market, the
                                                 Chicago Mercantile Exchange and
                                                 the Chicago Board of Options
                                                 Exchange and in the
                                                 over-the-counter market for
                                                 equity securities in the United
                                                 States.

Optional Redemption.........................     We will not redeem the PERKS
                                                 prior to the Maturity Date.

Book Entry Note
or Certificated Note........................     Book Entry

Senior Note or Subordinated Note............     Senior

Trustee.....................................     The Chase Manhattan Bank

Agent for the underwritten offering of
the PERKS...................................     MS & Co.

Market Disruption Event.....................     "Market Disruption Event"
                                                 means, with respect to Amgen
                                                 Stock, the occurrence or
                                                 existence of either of the
                                                 following events as determined
                                                 by the Calculation Agent:

                                                     (i) a suspension, absence
                                                     or material limitation of
                                                     trading of Amgen Stock on
                                                     the primary market for
                                                     Amgen Stock for more than
                                                     two hours of trading or
                                                     during the one-half hour
                                                     period preceding the close
                                                     of the principal trading
                                                     session in such market; or
                                                     a breakdown or failure in
                                                     the price and trade
                                                     reporting systems of the
                                                     primary market for Amgen
                                                     Stock as a result of which
                                                     the reported trading
                                                     prices for Amgen Stock
                                                     during the last one-half
                                                     hour preceding the closing
                                                     of the principal trading
                                                     session in such market are
                                                     materially inaccurate; or
                                                     the suspension, absence or
                                                     material limitation on the
                                                     primary market for trading
                                                     in options contracts
                                                     related
                                                     to Amgen Stock, if
                                                     available, during the
                                                     one-half hour period
                                                     preceding the close of the
                                                     principal trading session
                                                     in the applicable market,
                                                     in each case as determined
                                                     by the Calculation Agent
                                                     in its sole discretion;
                                                     and

                                                     (ii) a determination by
                                                     the Calculation Agent in
                                                     its sole discretion that
                                                     any event described in
                                                     clause (i) above
                                                     materially interfered with
                                                     the ability of MSDW or any
                                                     of its affiliates to
                                                     unwind or adjust all or a
                                                     material portion of the
                                                     hedge with respect to the
                                                     PERKS.

                                                 For purposes of determining
                                                 whether a Market Disruption
                                                 Event has occurred: (1) a
                                                 limitation on the hours or
                                                 number of days of trading will
                                                 not constitute a Market
                                                 Disruption Event if it results
                                                 from an announced change in
                                                 the regular business hours of
                                                 the relevant exchange or
                                                 market, (2) a decision to
                                                 permanently discontinue
                                                 trading in the relevant
                                                 options contract will not
                                                 constitute a Market Disruption
                                                 Event, (3) limitations
                                                 pursuant to NYSE Rule 80A (or
                                                 any applicable rule or
                                                 regulation enacted or
                                                 promulgated by the NYSE, any
                                                 other self-regulatory
                                                 organization or the Securities
                                                 and Exchange Commission of
                                                 similar scope as determined by
                                                 the Calculation Agent) on
                                                 trading during significant
                                                 market fluctuations will
                                                 constitute a suspension,
                                                 absence or material limitation
                                                 of trading, (4) a suspension
                                                 of trading in an options
                                                 contract on Amgen Stock by the
                                                 primary securities market
                                                 trading in such options, if
                                                 available, by reason of (x) a
                                                 price change exceeding limits
                                                 set by such securities
                                                 exchange or market, (y) an
                                                 imbalance of orders relating
                                                 to such contracts or (z) a
                                                 disparity in bid and ask
                                                 quotes relating to such
                                                 contracts will constitute a
                                                 suspension or material
                                                 limitation of trading in
                                                 options contracts related to
                                                 Amgen Stock and (5) a
                                                 suspension, absence or
                                                 material limitation of trading
                                                 on the primary securities
                                                 market on which options
                                                 contracts related to Amgen
                                                 Stock are traded will not
                                                 include any time when such
                                                 securities market is itself
                                                 closed for trading under
                                                 ordinary circumstances.

Calculation Agent...........................     MS & Co.

                                                 All determinations made by the
                                                 Calculation Agent will be at
                                                 the sole discretion of the
                                                 Calculation Agent and will, in
                                                 the absence of manifest error,
                                                 be conclusive for all purposes
                                                 and binding on you and on us.

                                                 Because the Calculation Agent
                                                 is our affiliate, the economic
                                                 interests of the Calculation
                                                 Agent and its affiliates may
                                                 be adverse to your interests,
                                                 as the holder of the PERKS,
                                                 including with respect to
                                                 certain determinations and
                                                 judgments that the Calculation
                                                 Agent must make in making
                                                 adjustments to the Exchange
                                                 Factor, determining any Market
                                                 Price or the Multiplier or
                                                 determining whether a Market
                                                 Disruption Event has occurred,
                                                 which could in turn adversely
                                                 affect the amount of Amgen
                                                 Stock you receive at maturity.
                                                 See "--Antidilution
                                                 Adjustments" below and
                                                 "--Market Disruption Event"
                                                 above. MS & Co. is obligated
                                                 to carry out its duties and
                                                 functions as Calculation Agent
                                                 in good faith and using its
                                                 reasonable judgment.

Antidilution Adjustments....................     The Exchange Factor will be
                                                 adjusted as follows:

                                                     1. If Amgen Stock is
                                                 subject to a stock split or
                                                 reverse stock split, then once
                                                 such split has become
                                                 effective, the Exchange Factor
                                                 will be adjusted to equal the
                                                 product of the prior Exchange
                                                 Factor and the number of
                                                 shares issued in such stock
                                                 split or reverse stock split
                                                 with respect to one share of
                                                 Amgen Stock.

                                                     2. If Amgen Stock is
                                                 subject (i) to a stock
                                                 dividend (issuance of
                                                 additional shares of Amgen
                                                 Stock) that is given ratably
                                                 to all holders of shares of
                                                 Amgen Stock or (ii) to a
                                                 distribution of Amgen Stock as
                                                 a result of the triggering of
                                                 any provision of the corporate
                                                 charter of Amgen, then once
                                                 the dividend has become
                                                 effective and Amgen Stock is
                                                 trading ex- dividend, the
                                                 Exchange Factor will be
                                                 adjusted so that the new
                                                 Exchange Factor shall equal
                                                 the prior Exchange Factor plus
                                                 the product of (i) the number
                                                 of shares issued with respect
                                                 to one share of Amgen Stock
                                                 and (ii) the prior Exchange
                                                 Factor.

                                                     3. There will be no
                                                 adjustments to the Exchange
                                                 Factor to reflect cash
                                                 dividends or other
                                                 distributions paid with
                                                 respect to Amgen Stock other
                                                 than distributions described
                                                 in clauses (i) and (v) of
                                                 paragraph 5 below and
                                                 Extraordinary Dividends as
                                                 described below. A cash
                                                 dividend or other distribution
                                                 with respect to Amgen Stock
                                                 will be deemed to be an
                                                 "Extraordinary Dividend" if
                                                 such dividend or other
                                                 distribution exceeds the
                                                 immediately preceding
                                                 non-Extraordinary Dividend for
                                                 Amgen Stock by an amount equal
                                                 to at least 10% of the Market
                                                 Price of Amgen Stock (as
                                                 adjusted for any subsequent
                                                 corporate event requiring an
                                                 adjustment hereunder, such as
                                                 a stock split or reverse stock
                                                 split) on the Trading Day
                                                 preceding the ex-dividend date
                                                 for the payment of such
                                                 Extraordinary Dividend (the
                                                 "ex-dividend date"). If an
                                                 Extraordinary Dividend occurs
                                                 with respect to Amgen Stock,
                                                 the Exchange Factor with
                                                 respect to Amgen Stock will be
                                                 adjusted on the ex-dividend
                                                 date with respect to such
                                                 Extraordinary Dividend so that
                                                 the new Exchange Factor will
                                                 equal the product of (i) the
                                                 then current Exchange Factor
                                                 and (ii) a fraction, the
                                                 numerator of which is the
                                                 Market Price on the Trading
                                                 Day preceding the ex-dividend
                                                 date, and the denominator of
                                                 which is the amount by which
                                                 the Market Price on the
                                                 Trading Day preceding the
                                                 ex-dividend date exceeds the
                                                 Extraordinary Dividend Amount.
                                                 The "Extraordinary Dividend
                                                 Amount" with respect to an
                                                 Extraordinary Dividend for
                                                 Amgen Stock will equal (i) in
                                                 the case of cash dividends or
                                                 other distributions that
                                                 constitute regular dividends,
                                                 the amount per share of such
                                                 Extraordinary Dividend minus
                                                 the amount per share of the
                                                 immediately preceding
                                                 non-Extraordinary Dividend for
                                                 Amgen Stock or (ii) in the
                                                 case of cash dividends or
                                                 other distributions that do
                                                 not constitute regular
                                                 dividends, the amount per
                                                 share of such Extraordinary
                                                 Dividend. To the extent an
                                                 Extraordinary Dividend is not
                                                 paid in cash, the value of the
                                                 non-cash component
                                                 will be determined by the
                                                 Calculation Agent, whose
                                                 determination shall be
                                                 conclusive. A distribution on
                                                 Amgen Stock described in
                                                 clause (i) or clause (v) of
                                                 paragraph 5 below that also
                                                 constitutes an Extraordinary
                                                 Dividend shall cause an
                                                 adjustment to the Exchange
                                                 Factor pursuant only to clause
                                                 (i) or clause (v) of paragraph
                                                 5, as applicable.

                                                     4. If Amgen issues rights
                                                 or warrants to all holders of
                                                 Amgen Stock to subscribe for
                                                 or purchase Amgen Stock at an
                                                 exercise price per share less
                                                 than the Market Price of Amgen
                                                 Stock on both (i) the date the
                                                 exercise price of such rights
                                                 or warrants is determined and
                                                 (ii) the expiration date of
                                                 such rights or warrants, and
                                                 if the expiration date of such
                                                 rights or warrants precedes
                                                 the maturity of the PERKS,
                                                 then the Exchange Factor will
                                                 be adjusted to equal the
                                                 product of the prior Exchange
                                                 Factor and a fraction, the
                                                 numerator of which shall be
                                                 the number of shares of Amgen
                                                 Stock outstanding immediately
                                                 prior to the issuance of such
                                                 rights or warrants plus the
                                                 number of additional shares of
                                                 Amgen Stock offered for
                                                 subscription or purchase
                                                 pursuant to such rights or
                                                 warrants and the denominator
                                                 of which shall be the number
                                                 of shares of Amgen Stock
                                                 outstanding immediately prior
                                                 to the issuance of such rights
                                                 or warrants plus the number of
                                                 additional shares of Amgen
                                                 Stock which the aggregate
                                                 offering price of the total
                                                 number of shares of Amgen
                                                 Stock so offered for
                                                 subscription or purchase
                                                 pursuant to such rights or
                                                 warrants would purchase at the
                                                 Market Price on the expiration
                                                 date of such rights or
                                                 warrants, which shall be
                                                 determined by multiplying such
                                                 total number of shares offered
                                                 by the exercise price of such
                                                 rights or warrants and
                                                 dividing the product so
                                                 obtained by such Market Price.

                                                     5. If (i) there occurs any
                                                 reclassification or change of
                                                 Amgen Stock, including,
                                                 without limitation, as a
                                                 result of the issuance of any
                                                 tracking stock by Amgen, (ii)
                                                 Amgen or any surviving entity
                                                 or subsequent surviving entity
                                                 of Amgen (an "Amgen
                                                 Successor") has been subject
                                                 to a merger, combination or
                                                 consolidation and is not the
                                                 surviving entity, (iii) any
                                                 statutory exchange of
                                                 securities of Amgen or any
                                                 Amgen Successor with another
                                                 corporation occurs (other than
                                                 pursuant to clause (ii)
                                                 above), (iv) Amgen is
                                                 liquidated, (v) Amgen issues
                                                 to all of its shareholders
                                                 equity securities of an issuer
                                                 other than Amgen (other than
                                                 in a transaction described in
                                                 clauses (ii), (iii) or (iv)
                                                 above) (a "Spin-off Event") or
                                                 (vi) a tender or exchange
                                                 offer or going-private
                                                 transaction is consummated for
                                                 all the outstanding shares of
                                                 Amgen Stock (any such event in
                                                 clauses (i) through (vi) a
                                                 "Reorganization Event"), the
                                                 method of determining the
                                                 amount payable upon exchange
                                                 at maturity for each PERKS
                                                 will be adjusted to provide
                                                 that each holder of PERKS will
                                                 receive at maturity, in
                                                 respect of each PERKS, the
                                                 Exchange Property (as defined
                                                 below) distributed to holders
                                                 of Amgen Stock in any such
                                                 Reorganization Event in an
                                                 amount with a value equal to
                                                 the product of the Exchange
                                                 Factor times the Multiplier
                                                 times the Transaction Value
                                                 (as defined below). In
                                                 addition, following a
                                                 Reorganization Event, the
                                                 determination of the Market
                                                 Price will be based on the
                                                 Transaction Value, rather than
                                                 on the Market Price of Amgen
                                                 Stock. If Exchange Property
                                                 consists only of cash or
                                                 includes a cash component,
                                                 holders will not receive any
                                                 interest accrued on such cash
                                                 or cash component. "Exchange
                                                 Property" means the
                                                 securities, cash or any other
                                                 assets distributed to holders
                                                 of Amgen Stock in any such
                                                 Reorganization Event,
                                                 including, in the case of the
                                                 issuance of tracking stock,
                                                 the reclassified Amgen Stock
                                                 and, in the case of a Spin-off
                                                 Event, the Amgen Stock with
                                                 respect to which the spun-off
                                                 security was issued.
                                                 "Transaction Value" at any
                                                 date means (i) for any cash
                                                 received in any such
                                                 Reorganization Event, the
                                                 amount of cash received per
                                                 share of Amgen Stock, as
                                                 adjusted by the Exchange
                                                 Factor at the time of such
                                                 Reorganization Event, (ii) for
                                                 any property other than cash
                                                 or securities received in any
                                                 such Reorganization Event, the
                                                 market value, as determined by
                                                 the Calculation Agent, as of
                                                 the date of receipt, of such
                                                 Exchange Property received for
                                                 each share of Amgen Stock, as
                                                 adjusted by the Exchange
                                                 Factor at the time of such
                                                 Reorganization Event and (iii)
                                                 for any security received in
                                                 any such Reorganization Event,
                                                 an amount equal to the Market
                                                 Price, as of the date on which
                                                 the Transaction Value is
                                                 determined, per share of such
                                                 security multiplied by the
                                                 quantity of such security
                                                 received for each share of
                                                 Amgen Stock, as adjusted by
                                                 the Exchange Factor at the
                                                 time of such Reorganization
                                                 Event. In the event Exchange
                                                 Property consists of
                                                 securities, those securities
                                                 will, in turn, be subject to
                                                 the antidilution adjustments
                                                 set forth in paragraphs 1
                                                 through 5.

                                                 For purposes of paragraph 5
                                                 above, in the case of a
                                                 consummated tender or exchange
                                                 offer or going-private
                                                 transaction involving Exchange
                                                 Property of a particular type,
                                                 Exchange Property shall be
                                                 deemed to include the amount
                                                 of cash or other property paid
                                                 by the offeror in the tender
                                                 or exchange offer with respect
                                                 to such Exchange Property (in
                                                 an amount determined on the
                                                 basis of the rate of exchange
                                                 in such tender or exchange
                                                 offer or going-private
                                                 transaction). In the event of
                                                 a tender or exchange offer or
                                                 a going- private transaction
                                                 with respect to Exchange
                                                 Property in which an offeree
                                                 may elect to receive cash or
                                                 other property, Exchange
                                                 Property shall be deemed to
                                                 include the kind and amount of
                                                 cash and other property
                                                 received by offerees who elect
                                                 to receive cash.

                                                 No adjustments to the Exchange
                                                 Factor will be required unless
                                                 such adjustment would require
                                                 a change of at least 0.1% in
                                                 the Exchange Factor then in
                                                 effect. The Exchange Factor
                                                 resulting from any of the
                                                 adjustments specified above
                                                 will be rounded to the nearest
                                                 one hundred-thousandth with
                                                 five one-millionths being
                                                 rounded upward.

                                                 No adjustments to the Exchange
                                                 Factor or method of
                                                 calculating the Exchange
                                                 Factor will be made other than
                                                 those specified above. The
                                                 adjustments specified above do
                                                 not cover all events that
                                                 could affect the Market Price
                                                 of Amgen Stock, including,
                                                 without limitation, a partial
                                                 tender or exchange offer for
                                                 Amgen Stock.

                                                 Notwithstanding the foregoing,
                                                 the amount payable by us at
                                                 maturity with respect to each
                                                 PERKS, determined as of the
                                                 date on which the Final Market
                                                 Price is determined, will not
                                                 under any circumstances exceed
                                                 an amount of Amgen Stock or
                                                 other Exchange Property having
                                                 a market value of $ as of such
                                                 date.

                                                 The Calculation Agent shall be
                                                 solely responsible for the
                                                 determination and calculation
                                                 of any adjustments to the
                                                 Exchange Factor or method of
                                                 calculating the Exchange
                                                 Factor and of any related
                                                 determinations and
                                                 calculations with respect to
                                                 any distributions of stock,
                                                 other securities or other
                                                 property or assets (including
                                                 cash) in connection with any
                                                 corporate event described
                                                 above, and its determinations
                                                 and calculations with respect
                                                 thereto shall be conclusive in
                                                 the absence of manifest error.

                                                 The Calculation Agent will
                                                 provide information as to any
                                                 adjustments to the Exchange
                                                 Factor or method of
                                                 calculating the Exchange
                                                 Factor upon written request by
                                                 any holder of the PERKS.

Amgen Stock; Public Information.............     Amgen, a global biotechnology
                                                 company, discovers, develops,
                                                 manufactures and markets human
                                                 therapeutics based on advances
                                                 in cellular and molecular
                                                 biology. Amgen Stock is
                                                 registered under the Exchange
                                                 Act. Companies with securities
                                                 registered under the Exchange
                                                 Act are required to file
                                                 periodically certain financial
                                                 and other information specified
                                                 by the Securities and Exchange
                                                 Commission (the "Commission").
                                                 Information provided to or
                                                 filed with the Commission can
                                                 be inspected and copied at the
                                                 public reference facilities
                                                 maintained by the Commission at
                                                 Room 1024, 450 Fifth Street,
                                                 N.W., Washington, D.C. 20549 or
                                                 at its Regional Offices located
                                                 at Suite 1400, Citicorp Center,
                                                 500 West Madison Street,
                                                 Chicago, Illinois 60661 and at
                                                 Seven World Trade Center, 13th
                                                 Floor, New York, New York
                                                 10048, and copies of such
                                                 material can be obtained from
                                                 the Public Reference Section of
                                                 the Commission, 450 Fifth
                                                 Street, N.W., Washington, D.C.
                                                 20549, at prescribed rates. In
                                                 addition, information provided
                                                 to or filed with the Commission
                                                 electronically can be accessed
                                                 through a website maintained by
                                                 the Commission. The address of
                                                 the Commission's website is
                                                 http://www.sec.gov. Information
                                                 provided to or filed with the
                                                 Commission by Amgen pursuant to
                                                 the Exchange Act can be located
                                                 by reference to Commission file
                                                 number 000-12477. In addition,
                                                 information regarding Amgen may
                                                 be obtained from other sources
                                                 including, but not limited to,
                                                 press releases, newspaper
                                                 articles and other publicly
                                                 disseminated documents.

                                                 This pricing supplement
                                                 relates only to the PERKS
                                                 offered hereby and does not
                                                 relate to Amgen Stock or other
                                                 securities of Amgen. We have
                                                 derived all disclosures
                                                 contained in this pricing
                                                 supplement regarding Amgen
                                                 from the publicly available
                                                 documents described in the
                                                 preceding paragraph. Neither
                                                 we nor the Agent has
                                                 participated in the
                                                 preparation of such documents
                                                 or made any due diligence
                                                 inquiry with respect to Amgen
                                                 in connection with the
                                                 offering of the PERKS. Neither
                                                 we nor the Agent makes any
                                                 representation
                                                 that such publicly available
                                                 documents or any other
                                                 publicly available information
                                                 regarding Amgen is accurate or
                                                 complete. Furthermore, we
                                                 cannot give any assurance that
                                                 all events occurring prior to
                                                 the date hereof (including
                                                 events that would affect the
                                                 accuracy or completeness of
                                                 the publicly available
                                                 documents described in the
                                                 preceding paragraph) that
                                                 would affect the trading price
                                                 of Amgen Stock (and therefore
                                                 the Initial Market Price and
                                                 the Multiplier) have been
                                                 publicly disclosed. Subsequent
                                                 disclosure of any such events
                                                 or the disclosure of or
                                                 failure to disclose material
                                                 future events concerning Amgen
                                                 could affect the value
                                                 received at maturity with
                                                 respect to the PERKS and
                                                 therefore the trading prices
                                                 of the PERKS.

                                                 Neither we nor any of our
                                                 affiliates makes any
                                                 representation to you as to
                                                 the performance of Amgen
                                                 Stock.

                                                 We and/or our subsidiaries may
                                                 presently or from time to time
                                                 engage in business with Amgen,
                                                 including extending loans to,
                                                 or making equity investments
                                                 in, Amgen or providing
                                                 advisory services to Amgen,
                                                 including merger and
                                                 acquisition advisory services.
                                                 In the course of such
                                                 business, we and/or our
                                                 subsidiaries may acquire
                                                 non-public information with
                                                 respect to Amgen and, in
                                                 addition, one or more of our
                                                 affiliates may publish
                                                 research reports with respect
                                                 to Amgen. The statement in the
                                                 preceding sentence is not
                                                 intended to affect the rights
                                                 of holders of the PERKS under
                                                 the securities laws. As a
                                                 prospective purchaser of a
                                                 PERKS, you should undertake an
                                                 independent investigation of
                                                 Amgen as in your judgment is
                                                 appropriate to make an
                                                 informed decision with respect
                                                 to an investment in Amgen
                                                 Stock.

Historical Information......................     The following table sets forth
                                                 the high and low Market Price
                                                 of Amgen Stock for each quarter
                                                 during 1998, 1999, 2000 and
                                                 2001 through March 20, 2001.
                                                 The Market Price on March 20,
                                                 2001 was $61.3125. We obtained
                                                 the Market Prices listed below
                                                 from Bloomberg Financial
                                                 Markets, and we believe such
                                                 information to be accurate. You
                                                 should not take the historical
                                                 prices of Amgen Stock as an
                                                 indication of future
                                                 performance. The Market Price
                                                 of Amgen Stock may decrease so
                                                 that you will receive a payout
                                                 at maturity worth less than the
                                                 issue price of the PERKS. We
                                                 cannot give you any assurance
                                                 that the Market Price of Amgen
                                                 Stock will increase so that at
                                                 maturity you will receive an
                                                 amount in excess of the issue
                                                 price of the PERKS. Because
                                                 your return is linked to the
                                                 Market Price of Amgen Stock at
                                                 maturity, there is no
                                                 guaranteed return of principal.
                                                 To the extent that the Final
                                                 Market Price of Amgen Stock is
                                                 less than 75% of the Initial
                                                 Market Price, you will lose
                                                 money on your investment.

                                                            High         Low
                                                           -----        ----
                  (CUSIP 031162100)
                  1998
                  First Quarter...................        15.4063      11.7813
                  Second Quarter..................        16.6875      13.9531
                  Third Quarter...................        19.9063      15.2188
                  Fourth Quarter..................        26.2188      17.2656
                  1999
                  First Quarter...................        39.5313      26.2500
                  Second Quarter..................        40.0000      26.1563
                  Third Quarter...................        43.7813      29.5000
                  Fourth Quarter..................        64.8750      37.8438
                  2000
                  First Quarter...................        74.6875      52.2500
                  Second Quarter..................        70.3750      51.3125
                  Third Quarter...................        78.0000      64.9375
                  Fourth Quarter..................        71.3750      54.1250
                  2001
                  First Quarter (through March 20, 2001)  74.1875      58.3125

                                                 Historical prices have been
                                                 adjusted for two 2 for 1 stock
                                                 splits that became effective
                                                 in the first and fourth
                                                 quarters of 1999.

                                                 Amgen has not paid cash
                                                 dividends on Amgen Stock to
                                                 date. We make no
                                                 representation as to the
                                                 amount of dividends, if any,
                                                 that Amgen will pay in the
                                                 future. In any event, as a
                                                 holder of the PERKS, you will
                                                 not be entitled to receive
                                                 dividends, if any, that may be
                                                 payable on Amgen Stock.

Alternate Exchange Calculation
in case of an Event of Default..............     In case an Event of Default
                                                 with respect to the PERKS shall
                                                 have occurred and be
                                                 continuing, the amount declared
                                                 due and payable per PERKS upon
                                                 any acceleration of any PERKS
                                                 shall be determined by MS &
                                                 Co., as Calculation Agent, and
                                                 shall be equal to the Market
                                                 Price of a number of shares of
                                                 Amgen Stock equal to the
                                                 product of (i) the Exchange
                                                 Factor and (ii) the Multiplier,
                                                 each determined as of the first
                                                 Trading Day immediate preceding
                                                 the date of acceleration on
                                                 which no Market Disruption
                                                 Event shall have occurred and
                                                 as if the Final Market Price
                                                 has been determined as of such
                                                 Trading Day.

Use of Proceeds and Hedging.................     The net proceeds we receive
                                                 from the sale of the PERKS will
                                                 be used for general corporate
                                                 purposes and, in part, by us or
                                                 one or more of our subsidiaries
                                                 in connection with hedging our
                                                 obligations under the PERKS.
                                                 See also "Use of Proceeds" in
                                                 the accompanying prospectus.

                                                 On or prior to the date of
                                                 this pricing supplement, we,
                                                 through our subsidiaries or
                                                 others, may hedge our
                                                 anticipated exposure in
                                                 connection with the PERKS by
                                                 taking positions in Amgen
                                                 Stock, in options contracts on
                                                 Amgen Stock listed on major
                                                 securities markets or in any
                                                 other available securities or
                                                 instruments that we may wish
                                                 to use in connection with such
                                                 hedging. In the event that we
                                                 pursue such a hedging
                                                 strategy, the price at which
                                                 we are able to purchase such
                                                 positions may be a factor in
                                                 determining the pricing of the
                                                 PERKS. Purchase activity could
                                                 potentially increase the price
                                                 of Amgen Stock and therefore
                                                 effectively increase the level
                                                 to which the Market Price of
                                                 Amgen Stock must rise before
                                                 you would receive at maturity
                                                 an amount of Amgen Stock worth
                                                 more than the issue price of
                                                 the PERKS. Although we have no
                                                 reason to believe that our
                                                 hedging activity will have a
                                                 material impact on the price
                                                 of Amgen Stock, we cannot give
                                                 any assurance that we will not
                                                 affect such price as a result
                                                 of our hedging activities.
                                                 Through our subsidiaries, we
                                                 are likely to modify our hedge
                                                 position throughout the life
                                                 of the PERKS by purchasing and
                                                 selling Amgen Stock, options
                                                 contracts on Amgen Stock
                                                 listed on major securities
                                                 markets or positions in any
                                                 other available securities or
                                                 instruments that we may wish
                                                 to use in connection with such
                                                 hedging.

Supplemental Information Concerning
Plan of Distribution........................     Under the terms and subject to
                                                 conditions contained in the
                                                 U.S. distribution agreement
                                                 referred to in the prospectus
                                                 supplement under "Plan of
                                                 Distribution," the Agent,
                                                 acting as principal for its own
                                                 account, has agreed to
                                                 purchase, and we have agreed to
                                                 sell, the principal amount of
                                                 PERKS set forth on the cover of
                                                 this pricing supplement. The
                                                 Agent initially proposes to
                                                 offer part of the PERKS
                                                 directly to the public at the
                                                 public offering price set forth
                                                 on the cover page of this
                                                 pricing supplement and part to
                                                 A.G. Edwards & Sons, Inc.,
                                                 Prudential Securities, Advest,
                                                 Inc., Legg Mason Wood Walker
                                                 Incorporated and McDonald
                                                 Investments Inc., the selling
                                                 group, at a price that
                                                 represents a concession not in
                                                 excess of 2% of the principal
                                                 amount of the PERKS. The Agent
                                                 may allow, and those dealers
                                                 may reallow, a concession not
                                                 in excess of 2% of the
                                                 principal amount of the PERKS
                                                 to certain other dealers. We
                                                 expect to deliver the PERKS
                                                 against payment therefor in New
                                                 York, New York on , 2001. After
                                                 the initial offering of the
                                                 PERKS, the Agent may vary the
                                                 offering price and other
                                                 selling terms from time to
                                                 time.

                                                 In order to facilitate the
                                                 offering of the PERKS, the
                                                 Agent may engage in
                                                 transactions that stabilize,
                                                 maintain or otherwise affect
                                                 the price of the PERKS or
                                                 Amgen Stock. Specifically, the
                                                 Agent may sell more PERKS than
                                                 it is obligated to purchase in
                                                 connection with the offering
                                                 or may sell Amgen Stock it
                                                 does not own, creating a naked
                                                 short position in the PERKS or
                                                 Amgen Stock, respectively, for
                                                 its own account. The Agent
                                                 must close out any naked short
                                                 position by purchasing the
                                                 PERKS or Amgen Stock in the
                                                 open market. A naked short
                                                 position is more likely to be
                                                 created if the Agent is
                                                 concerned that there may be
                                                 downward pressure on the price
                                                 of the PERKS or Amgen Stock in
                                                 the open market after pricing
                                                 that could adversely affect
                                                 investors who purchase in the
                                                 offering. As an additional
                                                 means of facilitating the
                                                 offering, the Agent may bid
                                                 for, and purchase, PERKS or
                                                 Amgen Stock in the open market
                                                 to stabilize the price of the
                                                 PERKS. Any of these activities
                                                 may raise or maintain the
                                                 market price of the PERKS
                                                 above independent market
                                                 levels or prevent or retard a
                                                 decline in the market price of
                                                 the PERKS. The Agent is not
                                                 required to engage in these
                                                 activities, and may end any of
                                                 these activities at any time.
                                                 See "Use of Proceeds and
                                                 Hedging" above.

ERISA Matters for Pension Plans
and Insurance Companies.....................     Each fiduciary of a pension,
                                                 profit-sharing or other
                                                 employee benefit plan subject
                                                 to the Employee Retirement
                                                 Income Security Act of 1974, as
                                                 amended ("ERISA") (a "Plan"),
                                                 should consider the fiduciary
                                                 standards of ERISA in the
                                                 context of the Plan's
                                                 particular circumstances before
                                                 authorizing an investment in
                                                 the PERKS. Accordingly, among
                                                 other factors, the fiduciary
                                                 should consider whether the
                                                 investment would satisfy the
                                                 prudence and diversification
                                                 requirements of ERISA and would
                                                 be consistent with the
                                                 documents and instruments
                                                 governing the Plan.

                                                 In addition, we and certain of
                                                 our subsidiaries and
                                                 affiliates, including MS & Co.
                                                 and Dean Witter Reynolds Inc.
                                                 ("DWR"), may each be
                                                 considered a "party in
                                                 interest" within the meaning
                                                 of ERISA, or a "disqualified
                                                 person" within the meaning of
                                                 the Internal Revenue Code of
                                                 1986, as amended (the "Code"),
                                                 with respect to many Plans.
                                                 Prohibited transactions within
                                                 the meaning of ERISA or the
                                                 Code would likely arise, for
                                                 example, if the PERKS are
                                                 acquired by or with the assets
                                                 of a Plan with respect to
                                                 which MS & Co., DWR or any of
                                                 their affiliates is a service
                                                 provider, unless the PERKS are
                                                 acquired pursuant to an
                                                 exemption from the "prohibited
                                                 transaction" rules. A
                                                 violation of these "prohibited
                                                 transaction" rules may result
                                                 in an excise tax or other
                                                 liabilities under ERISA and/or
                                                 Section 4975 of the Code for
                                                 such persons, unless exemptive
                                                 relief is available under an
                                                 applicable statutory or
                                                 administrative exemption.

                                                 The U.S. Department of Labor
                                                 has issued five prohibited
                                                 transaction class exemptions
                                                 ("PTCEs") that may provide
                                                 exemptive relief for direct or
                                                 indirect prohibited
                                                 transactions resulting from
                                                 the purchase or holding of the
                                                 PERKS. Those class exemptions
                                                 are PTCE 96-23 (for certain
                                                 transactions determined by
                                                 in-house asset managers), PTCE
                                                 95-60 (for certain
                                                 transactions involving
                                                 insurance company general
                                                 accounts), PTCE 91-38 (for
                                                 certain transactions involving
                                                 bank collective investment
                                                 funds), PTCE 90-1 (for certain
                                                 transactions involving
                                                 insurance company separate
                                                 accounts) and PTCE 84-14 (for
                                                 certain transactions
                                                 determined by independent
                                                 qualified asset managers).

                                                 Because we may be considered a
                                                 party in interest with respect
                                                 to many Plans, the PERKS may
                                                 not be purchased or held by
                                                 any Plan, any entity whose
                                                 underlying assets include
                                                 "plan assets" by reason of any
                                                 Plan's investment in the
                                                 entity (a "Plan Asset Entity")
                                                 or any person investing "plan
                                                 assets" of any Plan, unless
                                                 such purchaser or holder is
                                                 eligible for exemptive relief,
                                                 including relief available
                                                 under PTCE 96-23, 95-60,
                                                 91-38, 90-1 or 84-14 or such
                                                 purchase and holding is
                                                 otherwise not prohibited. Any
                                                 purchaser, including any
                                                 fiduciary purchasing on behalf
                                                 of a Plan, or holder of the
                                                 PERKS will be deemed to have
                                                 represented, in its corporate
                                                 and fiduciary capacity, by its
                                                 purchase and holding thereof
                                                 that it either (a) is not a
                                                 Plan or a Plan Asset Entity
                                                 and is not purchasing such
                                                 securities on behalf of or
                                                 with "plan assets" of any Plan
                                                 or (b) is eligible for
                                                 exemptive relief or such
                                                 purchase or holding is not
                                                 prohibited by ERISA or Section
                                                 4975 of the Code.

                                                 Under ERISA, assets of a Plan
                                                 may include assets held in the
                                                 general account of an
                                                 insurance company which has
                                                 issued an insurance policy to
                                                 such Plan or assets of an
                                                 entity in which the Plan has
                                                 invested. In addition to
                                                 considering the consequences
                                                 of holding the PERKS, employee
                                                 benefit plans subject to ERISA
                                                 (or insurance companies deemed
                                                 to be investing ERISA plan
                                                 assets) purchasing the PERKS
                                                 should also consider the
                                                 possible implications of
                                                 owning Amgen Stock.
                                                 Accordingly, insurance company
                                                 general accounts that include
                                                 assets of a Plan must ensure
                                                 that one of the foregoing
                                                 exemptions is available. Due
                                                 to the complexity of these
                                                 rules and the penalties that
                                                 may be imposed upon persons
                                                 involved in non-exempt
                                                 prohibited transactions, it is
                                                 particularly important that
                                                 fiduciaries or other persons
                                                 considering purchasing the
                                                 PERKS on behalf of or with
                                                 "plan assets" of any Plan
                                                 consult with their counsel
                                                 regarding the availability of
                                                 exemptive relief under PTCE
                                                 96-23, 95-60, 91-38, 90-1 or
                                                 84-14.

                                                 Purchasers of the PERKS have
                                                 exclusive responsibility for
                                                 ensuring that their purchase
                                                 and holding of the PERKS and
                                                 Amgen Stock do not violate the
                                                 prohibited transaction rules
                                                 of ERISA or the Code.

United States Federal Income Taxation.......     The following summary is based
                                                 on the advice of Davis Polk &
                                                 Wardwell, our special tax
                                                 counsel ("Tax Counsel"), and is
                                                 a general discussion of the
                                                 principal potential U.S.
                                                 federal income tax consequences
                                                 of ownership and disposition of
                                                 the PERKS.

                                                 This summary only applies to:

                                                 o PERKS purchased by initial
                                                   holders who purchase PERKS at
                                                   the Issue Price; and

                                                 o PERKS held as capital assets.

                                                 This summary does not describe
                                                 all of the tax consequences
                                                 that may be relevant to a
                                                 holder in light of its
                                                 particular circumstances or to
                                                 holders subject to special
                                                 rules, such as:

                                                 o certain financial
                                                   institutions;
                                                 o dealers in options,
                                                   securities or foreign
                                                   currencies;
                                                 o tax-exempt organizations;
                                                 o persons holding PERKS as part
                                                   of a hedge, straddle,
                                                   conversion or other
                                                   integrated transaction;
                                                 o partnerships or other
                                                   entities classified as
                                                   partnerships for U.S. federal
                                                   income tax purposes; and
                                                 o holders whose functional
                                                   currency is not the U.S.
                                                   dollar.

                                                 This summary is based on the
                                                 Internal Revenue Code of 1986,
                                                 as amended, administrative
                                                 pronouncements, judicial
                                                 decisions and final, temporary
                                                 and proposed Treasury
                                                 Regulations, changes to any of
                                                 which subsequent to the date
                                                 of this Pricing Supplement may
                                                 affect the tax consequences
                                                 described herein. As the law
                                                 applicable to the U.S. federal
                                                 income taxation of instruments
                                                 such as the PERKS is technical
                                                 and complex, the discussion
                                                 below necessarily represents
                                                 only a general summary.
                                                 Moreover, the
                                                 effect of any applicable state,
                                                 local or foreign tax laws is
                                                 not discussed.

                                                 General

                                                 Pursuant to the terms of the
                                                 PERKS, we and every holder of
                                                 the PERKS agree (in the
                                                 absence of an administrative
                                                 determination or judicial
                                                 ruling to the contrary) to
                                                 characterize the PERKS for all
                                                 tax purposes as prepaid
                                                 forward contracts to purchase
                                                 the underlying shares of Amgen
                                                 Stock at maturity. The
                                                 treatment of the PERKS
                                                 described above is not,
                                                 however, binding on the IRS or
                                                 the courts. No statutory,
                                                 judicial or administrative
                                                 authority directly addresses
                                                 the characterization of the
                                                 PERKS or instruments similar
                                                 to the PERKS for U.S. federal
                                                 income tax purposes, and no
                                                 ruling is being requested from
                                                 the IRS with respect to the
                                                 PERKS. Due to the absence of
                                                 authorities that directly
                                                 address instruments that are
                                                 similar to the PERKS, Tax
                                                 Counsel is unable to render an
                                                 opinion as to the proper U.S.
                                                 federal income tax
                                                 characterization of the PERKS.
                                                 As a result, significant
                                                 aspects of the U.S. federal
                                                 income tax consequences of an
                                                 investment in the PERKS are
                                                 not certain, and no assurance
                                                 can be given that the IRS or
                                                 the courts will agree with the
                                                 characterization described
                                                 herein. Accordingly, you are
                                                 urged to consult your tax
                                                 advisor regarding the U.S.
                                                 federal income tax
                                                 consequences of an investment
                                                 in the PERKS (including
                                                 alternative characterizations
                                                 of the PERKS) and with respect
                                                 to any tax consequences
                                                 arising under the laws of any
                                                 state, local or foreign taxing
                                                 jurisdiction. Unless otherwise
                                                 stated, the following
                                                 discussion is based on the
                                                 treatment as described above.

                                                 U.S. Holders

                                                 As used herein, the term "U.S.
                                                 Holder" means an owner of a
                                                 PERKS that, for U.S. federal
                                                 income tax purposes, is:

                                                 o a citizen or resident of the
                                                   United States;
                                                 o a corporation created or
                                                   organized under the laws of
                                                   the United States or any
                                                   political subdivision there-
                                                   of; or
                                                 o an estate or trust the income
                                                   of which is subject to United
                                                   States federal income
                                                   taxation regardless of its
                                                   source.

                                                 Tax Treatment of the PERKS

                                                 Assuming the characterization
                                                 of the PERKS as set forth
                                                 above, Tax Counsel believes
                                                 that the following U.S.
                                                 federal income tax
                                                 consequences should result.

                                                 Tax Basis. Your tax basis in
                                                 the PERKS will equal the amount
                                                 you paid to acquire the PERKS.

                                                 Settlement of the Prepaid
                                                 Forward Contract. At maturity,
                                                 you will recognize no gain or
                                                 loss on the purchase of Amgen
                                                 Stock from us. You will have a
                                                 tax basis in the Amgen Stock
                                                 equal to your tax
                                                 basis in the PERKS (less the
                                                 portion of the tax basis in
                                                 the PERKS that would have been
                                                 allocated to fractional shares
                                                 of Amgen Stock, if you had
                                                 received such shares as
                                                 described below). Your holding
                                                 period in the Amgen Stock will
                                                 begin on the day after the
                                                 maturity of the PERKS.

                                                 You will recognize capital
                                                 gain or loss with respect to
                                                 cash received in lieu of
                                                 fractional shares of Amgen
                                                 Stock. Your gain or loss will
                                                 equal the difference between
                                                 the cash received in lieu of
                                                 fractional shares of Amgen
                                                 Stock and the portion of your
                                                 tax basis in the PERKS that
                                                 would have been allocated
                                                 thereto. The allocation of
                                                 your tax basis between cash
                                                 and the Amgen Stock received
                                                 should be based on the amount
                                                 of the cash received and the
                                                 relative fair market value, at
                                                 maturity, of the Amgen Stock.

                                                 Sale or Exchange of the PERKS.
                                                 Upon a sale or exchange of a
                                                 PERKS prior to maturity, you
                                                 will generally recognize
                                                 capital gain or loss equal to
                                                 the difference between the
                                                 amount realized on the sale or
                                                 exchange and your tax basis in
                                                 the PERKS so sold or
                                                 exchanged. Capital gain or
                                                 loss will generally be
                                                 long-term capital gain or loss
                                                 if you held the PERKS for more
                                                 than one year at the time of
                                                 disposition.

                                                 Possible Alternative Tax
                                                 Treatments of an Investment in
                                                 the PERKS

                                                 Due to the absence of
                                                 authorities that directly
                                                 address the proper
                                                 characterization of the PERKS,
                                                 no assurance can be given that
                                                 the IRS will accept, or that a
                                                 court will uphold, our tax
                                                 treatment of the PERKS
                                                 described above. In
                                                 particular, the IRS could seek
                                                 to analyze the U.S. federal
                                                 income tax consequences of
                                                 owning PERKS under Treasury
                                                 regulations governing
                                                 contingent payment debt
                                                 instruments (the "Contingent
                                                 Payment Regulations").

                                                 If the IRS were successful in
                                                 asserting that the Contingent
                                                 Payment Regulations applied to
                                                 the PERKS, the timing and
                                                 character of income thereon
                                                 would be significantly
                                                 affected. Among other
                                                 consequences, a U.S. Holder
                                                 would be required to accrue
                                                 original issue discount on the
                                                 PERKS at a "comparable yield"
                                                 for us, determined at the time
                                                 of issuance of the PERKS,
                                                 every year during which the
                                                 U.S. Holder held the PERKS,
                                                 and even though a U.S. Holder
                                                 will not receive cash on the
                                                 PERKS during the term of the
                                                 PERKS. Furthermore, any gain
                                                 realized at maturity or upon
                                                 sale or other disposition of
                                                 the PERKS would generally be
                                                 treated as ordinary income,
                                                 and any loss realized at
                                                 maturity would be treated as
                                                 ordinary loss to the extent of
                                                 a U.S. Holder's prior accruals
                                                 of original issue discount and
                                                 capital loss thereafter.

                                                 Even if the Contingent Payment
                                                 Regulations do not apply to
                                                 the PERKS, other alternative
                                                 federal income tax
                                                 characterizations or
                                                 treatments of the PERKS are
                                                 also possible, and if applied
                                                 could also affect the timing
                                                 and the character of the
                                                 income or loss with respect to
                                                 the PERKS. It is possible, for
                                                 example, that a PERKS could be
                                                 treated as a unit consisting
                                                 of a loan and a forward
                                                 contract, in which case a U.S.
                                                 Holder would be required to
                                                 accrue interest income or
                                                 original issue discount on a
                                                 current basis during the
                                                 period in which the U.S.
                                                 Holder held the PERKS even
                                                 though a U.S. Holder will not
                                                 receive cash on the PERKS
                                                 during the term of the PERKS.
                                                 Accordingly, prospective
                                                 purchasers are urged to
                                                 consult their tax advisors
                                                 regarding the U.S. federal
                                                 income tax consequences of an
                                                 investment in the PERKS.

                                                 Constructive Ownership

                                                 Section 1260 of the Code
                                                 treats a taxpayer owning
                                                 certain types of derivative
                                                 positions in property as
                                                 having "constructive
                                                 ownership" in that property,
                                                 with the result that all or a
                                                 portion of the long- term
                                                 capital gain recognized by
                                                 such taxpayer with respect to
                                                 the derivative position would
                                                 be treated as ordinary income.
                                                 Although the currently
                                                 effective provisions of
                                                 Section 1260 will not apply to
                                                 the PERKS, the statute
                                                 authorizes the Treasury
                                                 Department to promulgate
                                                 regulations (possibly with
                                                 retroactive effect) to expand
                                                 the application of the
                                                 "constructive ownership"
                                                 regime. There is no assurance
                                                 that the Treasury Department
                                                 will not exercise this
                                                 authority in a manner that
                                                 makes the regime applicable to
                                                 the PERKS. In this case, the
                                                 effect on a U.S. Holder would
                                                 be to treat all or a portion
                                                 of the long-term capital gain
                                                 (if any) recognized by such
                                                 U.S. Holder on sale or
                                                 maturity of a PERKS as
                                                 ordinary income, but only to
                                                 the extent such long-term
                                                 capital gain exceeded the
                                                 long-term capital gain that
                                                 would have been recognized by
                                                 such U.S. Holder if the U.S.
                                                 Holder had acquired shares of
                                                 Amgen Stock itself on the
                                                 issue date of the PERKS and
                                                 disposed of the shares of
                                                 Amgen Stock upon disposition
                                                 of the PERKS. In addition,
                                                 Section 1260 would impose an
                                                 interest charge on the gain
                                                 that was recharacterized on
                                                 the sale or maturity of the
                                                 PERKS.

                                                 Backup Withholding and
                                                 Information Reporting

                                                 A U.S. Holder of a PERKS may
                                                 be subject to information
                                                 reporting and to backup
                                                 withholding at a rate of 31
                                                 percent of the amounts paid to
                                                 the U.S. Holder, unless such
                                                 U.S. Holder provides proof of
                                                 an applicable exemption or a
                                                 correct taxpayer
                                                 identification number, and
                                                 otherwise complies with
                                                 applicable requirements of the
                                                 backup withholding rules. The
                                                 amounts withheld under the
                                                 backup withholding rules are
                                                 not an additional tax and may
                                                 be refunded, or credited
                                                 against the U.S. Holder's U.S.
                                                 federal income tax liability,
                                                 provided the required
                                                 information is furnished to
                                                 the IRS.